                                        Exhibit (b)(8)


               TIB                     BORROWER
The Independent BankersBank            FVNB Corp.                   COMMERCIAL
350 Phelps Court  P.O. Box 560528      A Texas Corporation         VARIABLE RATE
Irving, Texas 75038                                                REVOLVING OR
Dallas, TX 75358-0528                                                DRAW NOTE
         Dallas County                      ADDRESS
         (800) 288-4842                P.O. Box 1338
                                       Victoria, TX 77902
             "LENDER"                  TELEPHONE NO.  (512) 573-6321
                                       IDENTIFICATION NO.  742871063

------------------------------------------------------------------------------------------------
                                  Principal       Funding/
Officer             Interest      Amount/         Agreement    Maturity    Customer     Loan
Identification      Rate          Credit Limit    Date         Date        Number       Number
------------------------------------------------------------------------------------------------
GBG                 VARIABLE      $8,000,000.00   08/15/01     08/15/06
------------------------------------------------------------------------------------------------


PROMISE TO PAY: For value received, Borrower promises to pay to the order of Lender the principal amount of Eight Million and no/100 ($8,000,000.00) or, if less, the aggregate unpaid principal amount of all loans or advances made by the Lender to the Borrower under this Note, plus Interest on a unpaid principal balance at the rate and in the manner described below, Until all amounts owing under this Note are paid In full. All amounts received by Lender shall be applied first to expenses, then to accrued, unpaid Interest, then to unpaid principal, or In any other order as determined by Lender, In Lender's sole discretion, as permitted by law.

REVOLVING OR DRAW FEATURE: / / This Note possesses a revolving feature. Upon satisfaction of the conditions set forth In this Note, Borrower shall be entitled to borrow up to the full principal amount of the Note and to repay and reborrow from time to time during the term of this Note. [X] This Note possesses a draw feature. Upon satisfaction of the conditions set forth In this Note, Borrower shall be entitled to draw one or more times under this Note. Any repayment may not be reborrowed. The aggregate amount of such draws shall not exceed the full principal amount of this Note.

Information with regard to any loans or advances under this Note shall be recorded and maintained by Lender In Its Internal records and such records shall be conclusive of the principal and Interest owed by Borrower under this Note unless there Is a material error in such records. The Lender's failure to record the date and amount of any loan or advance shall not limit or otherwise affect the obligations of the Borrower under this Note to repay the principal amount of the loans or advances together with all Interest accruing thereon. Borrower shall be entitled to Inspect or obtain a copy of the records during Lender's business hours.

CONDITIONS FOR ADVANCES: If no Event of Default has occurred under this Note, Borrower shall be entitled to borrow monies under this Note (subject to the limitations described above) under the following conditions:

UPON LENDING OFFICER'S APPROVAL AND UNDER THE TERMS AND CONDITIONS SPECIFIED IN THE LOAN AGREEMENT DATED AS OF AUGUST 15, 2001, BETWEEN BORROWER AND LENDER.

INTEREST RATE: This Note has a variable rate feature. The interest rate on this Note may change from time to time If the Index Rate Identified below changes. Interest on the outstanding principal balance shall be computed on the basis of the actual number Of days over 360 days per year (and In any event, 365 or 366 days per year during periods when the Maximum Lawful Rate, which is defined on the reverse Is in effect) and the actual number of days elapsed. So long as no Event of Default has occurred, interest on this Note shall be calculated and payable at a variable rate equal to 0.500% per annum under the Index Rate provided that such rate shall not exceed the Maximum Lawful Rate. The Initial Interest rate on this Note shall be 6.250% per annum. Any change In the Interest rate resulting from a change

In the Index Rate will be effective on:

         on day as it occurs

RATE LIMITATIONS: Subject to applicable law, the minimum Interest rate on this Note shall be n/a% per annum. The maximum Interest rate on this Note shall not exceed 18.00(degree)/ per annum, or If less, the Maximum Lawful Rate. The maximum rate Increase at any one time will be n/a%. The maximum rate decrease at any one time will be n/a%.

INDEX RATE: The Index Rate for this Note shall be: RATE OF INTEREST PER ANNUM, THEN MOST RECENTLY PUBLISHED BY THE WALL STREET JOURNAL AS THE PRIME RATE AS SET FORTH IN THE MONEY RATES TABLE THEREIN, OR IF NO SUCH RATE IS PUBLISHED THEN ANY SUCCESSOR RATE ACCEPTABLE TO LENDER.

If the Index Rate Is redefined or becomes unavailable, then Lender may select another Index which Is substantially similar.

PAYMENT SCHEDULE: Borrower shall pay the principal and Interest according to the following schedule:

Quarterly payments in the principal amount of $285,714.30 plus all accrued interest to begin January 15, 2002 and continue until maturity on August 15, 2006 when all remaining principal and interest will be due.

PREPAYMENT: This Note may be prepaid In part or in full on or before Its maturity date. If this Note contains more than one Installment, any partial prepayment will not affect the due date or the amount of any subsequent installment, unless agreed to, In writing, by Borrower and Lender. If this Note Is prepaid In full, there will be:

/ / No prepayment penalty.

/ / A prepayment penalty of:

LATE CHARGE: If an Installment is received more than n/a days late, Borrower will be charged a late charge of n/a% of the Installment. Borrower will pay this late charge only once on any Installment.

SECURITY: To secure the payment and performance of obligations Incurred under this Note, Borrower grants Lender a security Interest In all of Borrower's right, title, and Interest In all monies, Instruments, savings, checking and other accounts of Borrower (excluding IRA, Keogh, trust accounts and other accounts subject to tax penalties If so assigned) that are now or In the future In Lender's custody or control. Upon an Event of Default, and to the extent permitted by applicable law, Lender may exercise Its security Interest In all such property which shall be In addition to and cumulative of Lender's right of common law setoff. If checked, the obligations under this Note are also secured by the collateral described In any security Instrument(s) executed in connection with this Note, and tiny collateral designated as security for this Note now or In the future.

DISHONORED CHECK CHARGE: Borrower will pay a processing fee of $0.00 If any check provided to Lender as payment on this loan Is dishonored and returned.

RENEWAL: / / If checked, this Note Is given In renewal of, but not In novation or discharge, of Loan Number

THE PERSONS SIGNING BELOW ACKNOWLEDGE THAT THEY HAVE READ, UNDERSTAND, AND AGREE TO THE TERMS AND CONDITIONS OF THIS NOTE, INCLUDING THE PROVISIONS ON THE REVERSE SIDE, AND FURTHER ACKNOWLEDGE RECEIPT OF AN EXACT COPY OF THIS NOTE.

THIS NOTE AND RELATED DOCUMENTS HAVE BEEN SIGNED IN THE COUNTY OF LENDER'S ADDRESS UNLESS OTHERWISE SPECIFIED:

Victoria

Dated: August 15, 20O1

BORROWER:  FVNB Corp.                            BORROWER:
         A Texas Corporation

By: /s/ DAVID M. GADDIS
   ------------------------------                ----------------------------
David M. Gaddis
President and CEO

BORROWER                                                      BORROWER:


--------------------------------                -----------------------------


BORROWER                                                      BORROWER:


--------------------------------                -----------------------------

                              TERMS AND CONDITIONS

1. COMPLIANCE WITH APPLICABLE LAW: It Is Lender's intention to comply fully with Texas law, and federal law as applicable, regulating credit terms, interest, fees, charges, expenses, and other amounts. For purposes of determining Lender's compliance with such laws, the following shall apply to the extent permitted by law: (a) any contract, charge or receipt by Lender, whether occurring now or In the future, shall be strictly limited by this provision; (b) the "Maximum Lawful Rate shall mean the maximum lawful ceiling, rate or amount that Lender could have contracted to charge or receive under Texas law or applicable federal law, whichever permits the highest maximum ceiling, rate or amount; (c) to the extent the Texas Finance Code Chapter 303, as amended, provides the Maximum Lawful Rate, the "weekly ceiling" shall apply unless changed by Lender in accordance with Texas law; (d) Lender may calculate rates or amounts by aggregating, amortizing, prorating, allocating, and spreading amounts contracted for, charged or received over the full term of the transaction; (e) no contract, charge or receipt shall obligate Borrower or any obligor to pay any amount In excess of the Maximum Lawful Rate or waive any right under the Texas Finance Code; and (f) any contract, charge or receipt that In the event of acceleration or under any other contingency purports to require the payment or collection of any amount in excess of the Maximum Lawful Rate shall automatically be reformed to not obligate Borrower or any other obligor to pay any amount In excess of the Maximum Lawful Rate. If Lender ever contracts for, charges or receives a rate or amount in excess of the Maximum Lawful Rate, the excess (whether denominated principal, interest or otherwise) shall be automatically subject to reallocation, cancellation, credit, application, or refund to eliminate any amount in excess of the Maximum Lawful Rate.

2. EVENTS OF DEFAULT: An Event of Default will occur under this Note In the event that Borrower, any guarantor or any other third party pledging collateral to secure this Note:

     (a) fails to make any payment on this Note or any other Indebtedness to Lender when due;

     (b) fails to perform any obligation or breaches any warranty or covenant to Lender contained In this Note or any other present or future written agreement regarding this or any Indebtedness of Borrower to Lender;

     (c) provides or causes any false or misleading signature or representation to be provided to Lender;

     (d) allows any loss, diminution or impairment of the physical condition, value, title, priority, possession, or control of any collateral securing this Note or Borrower's or Lender's rights therein, Including, but not limited to, allowing any part of the collateral to be placed into receivership, removed, Impaired, lost, stolen, destroyed, damaged, seized, confiscated or affected In any material way;

     (e) permits the entry or service of any garnishment, judgment, tax levy, attachment or Iien against Borrower, any guarantor, or any of their property;

     (f) dies, becomes legally incompetent, is dissolved or terminated, ceases to operate Its business, becomes Insolvent, makes an assignment for the benefit of creditors, or becomes the subject of any bankruptcy, Insolvency or debtor rehabilitation proceeding; or

     (g)  causes Lender to deem itself insecure in good faith.

3. RIGHTS OF LENDER ON EVENT OF DEFAULT: If there is an Event of Default under this Note, Lender will be entitled to exercise one or more of the following remedies without notice or demand (except as required by law);

     (a) to declare the principal amount plus accrued interest under this (Note and all other present and future obligations of Borrower Immediately due and payable in full;

     (b) to collect the outstanding obligations of Borrower with or without resorting to judicial process;

     (c)  to lawfully and peaceably take possession of any collateral;

     (d) to require Borrower to deliver and make available to Lender any collateral at a place reasonably convenient to Borrower and Lender;

     (e) to sell, lease or otherwise dispose of any collateral and collect any deficiency balance in the manner permitted by law;

     (f) to set-off Borrower's obligations (including past due installments) against any amounts due to Borrower including, but not limited to, monies, instruments, and deposit accounts maintained with Lender; and

     (g) to exercise all other rights available to Lender under any other written agreement or applicable law. Lender's rights are cumulative and may be exercised together, separately, and In any order.

4. DEMAND FEATURE: / / If checked, this Note contains a demand feature, and then notwithstanding anything to the contrary contained In this Note, Lender's rights with respect to the events of default identified above shall not be limited, restricted, Impaired or otherwise adversely affected by the demand feature of this Note, Lender's right to demand payment, at any time and from time to time, shall be in Lender's sole and absolute discretion, whether or not any default has occurred.

5. DEFAULT RATE: If there is an Event of Default under this Note, the Lender may, In Its discretion, Increase the Interest rate on this Note to: 18% OR HIGHEST LENDING RATE PERMITTED BY LAW. or the Maximum Lawful Rate, whichever is less. '

6. FINANCIAL INFORMATION: Borrower will provide Lender with current financial statements Including, but not limited to, balance sheets and profit and loss statements and other information upon request.

7. MODIFICATION AND WAIVER: The modification or waiver of any of Borrower's obligations or Lender's rights under this Note must be contained in a writing signed by Lender. Lender may perform any of Borrower's obligations or delay or fail to exercise any of Its rights without causing a waiver of those obligations or rights. A waiver on one occasion will not constitute a waiver on any other occasion. Borrower's obligations under this Note shall not be affected If Lender amends, compromises, exchanges, fails to exercise, Impairs or releases any of the obligations belonging to any co-borrower or guarantor or any of Its rights against any co-borrower, guarantor or collateral.

8. SEVERABILITY: If any provision of this Note violates the law or Is unenforceable, the rest of the Note will remain valid.

9. ASSIGNMENT: Borrower will not be entitled to assign any of Its rights,, remedies or obligations described In this Note without the prior written consent of Lender which may be withheld by Lender In Its sole discretion. Lender will be entitled to assign some or all of its rights and remedies described in this Note without notice to or the prior consent of Borrower In any manner.

10. NOTICE: Any notice or other communication to be provided to Borrower or Lender under this Note shall be In writing and sent to the parties at the addresses described in this Note or such other address as the parties mail designate in writing from time to time.

11. APPLICABLE LAW: THIS NOTE HAS BEEN EXECUTED AND DELIVERED IN AND IS TO BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT THAT CHAPTER 346 OF THE TEXAS FINANCE CODE (which REGULATES CERTAIN REVOLVING LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS), DOES NOT APPLY TO THIS NOTE.

12. COLLECTION EXPENSES: If Lender hires an attorney (who is not a salaried employee of Lender) to assist in collecting any amount due or enforcing any right or remedy under this Note, Borrower agrees to pay Lender's reasonable attorneys' fees and collection costs subject to court award.

13. MISCELLANEOUS: This Note is being executed for commercial purposes, All payments are to be made to Lender in the county described In Lender's address, in lawful currency of the United States. Borrower and Lender agree that time is of the essence. Borrower waives presentment, demand for payment, notice of intent to accelerate, notice of acceleration, notice of dishonor and protest. All references to Borrower in this Note shall include all of the parties signing this Note. If there Is more than one Borrower, their obligations will be joint and several. This Note and any related documents represent the complete and Integrated understanding between Borrower and Lender pertaining to the terms and conditions of those documents.

14. ADDITIONAL TERMS:

         IT SHALL BE A CONDITION TO LENDER'S OBLIGATION TO MAKE EACH ADVANCE UNDER THIS NOTE THAT MAKING THE ADVANCE REQUESTED SHALL NOT CAUSE THE SUM OF ALL ADVANCES TO EXCEED LENDER'S LEGAL LENDING LIMIT AS DETERMINED UNDER APPLICABLE LAW. THIS NOTE AND ALL SUPPORTING DOCUMENTS ARE ALSO SUBJECT TO THE TERMS OF LOAN AGREEMENT OF EVEN DATE HEREBY BY AND BETWEEN LENDER AND BORROWER.